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                                                                FMC Corporation
                                                                Quarterly Report
                                                                on Form 10-Q for
                                                                March 31, 1997


Exhibit 15.1    Letter re: Unaudited Interim Financial Information

FMC Corporation
Chicago, Illinois

Ladies and Gentlemen:

Re: Registration Statement No. 33-10661, No. 33-7749, No. 33-41745, No. 33-
48984, No. 333-18383 and No. 333-24039 on Form S-8 and Registration Statement No. 33-62415 and No. 33-45648 on Form S-3.

With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated April 16, 1997 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Very truly yours,



/s/ KPMG Peat Marwick LLP

Chicago, Illinois
May 9, 1997